EXHIBIT 21

SUBSIDIARIES OF REGISTRANT

The Registrant has two subsidiaries, Unity Bank and Unity Statutory Trust I.

Unity Bank has two subsidiaries, Unity Investment Company, Inc., and Unity Financial Services, Inc.